Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter 2022 Results

MIDDLETOWN, RI, May 10, 2022 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter ended March 31, 2022 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
First Quarter 2022 Highlights

•Total revenues in the first quarter of 2022 were $41.1 million, down 3% from $42.3 million in the first quarter of 2021; excluding highly variable TACNAV revenue, total revenues were up measurably.

•TACNAV product sales decreased $4.5 million to $0.7 million in the first quarter of 2022 compared to the first quarter of 2021. Fiber optic gyro (FOG) product and OEM product sales increased $0.8 million, or 13%, in the first quarter of 2022 compared to the first quarter of 2021.

•Our mini-VSAT Broadband airtime revenue increased $2.7 million, to $24.0 million, or 12%, in the first quarter of 2022 compared to the first quarter of 2021 despite a 1% decrease in subscribers as a result of the shutdown of our legacy network on December 31, 2021.

•Net loss in the first quarter of 2022 was $4.7 million, or $0.25 per share, compared to a net loss of $4.0 million, or $0.22 per share, in the first quarter of 2021.

•Non-GAAP adjusted EBITDA and non-GAAP EPS were $1.9 million and a loss of $0.05 per share in the first quarter of 2022, compared to $1.1 million and a loss of $0.05 per share in the first quarter of 2021.

Commenting on the first quarter results, Brent Bruun, KVH’s Interim Chief Executive Officer said, “Total revenue met our expectations, with strong growth in both mobile connectivity services and inertial navigation FOG and OEM products. As expected, TACNAV sales were down compared to the very strong first quarter of 2021, resulting in the modest decline in total revenue. We successfully carried out a significant restructuring in the first quarter, including a readjustment of our operating expenses and a corresponding headcount reduction to more appropriately align our expense base with our expected revenue. While difficult, these changes are now substantially complete, and we expect to begin to see the benefits in the second quarter.

We believe that thanks to the decisive steps we have taken as part of the restructuring, together with our strong fundamentals with industry-leading products, innovative employees, and strong demand in our core strategic businesses, we have a solid foundation for sustained, profitable growth and long-term shareholder value. For 2022, assuming supply chain issues do not worsen, we continue to expect revenue growth between 2% and 5%, and adjusted EBITDA between $11.0 million and $15.0 million.”

The company operates in two segments, mobile connectivity and inertial navigation. In the first quarter of 2022, net sales for the mobile connectivity segment increased by $2.6 million compared to the first quarter of 2021. Mobile connectivity sales increased due to a $2.7 million increase in mini-VSAT Broadband airtime revenue and a $0.2 million increase in our content service sales, partially offset by a $0.3 million decrease in mobile connectivity product sales. In the first quarter of 2022, net sales for our inertial navigation segment decreased by $3.8 million, or 33%, compared to the first quarter of 2021. The decrease was driven by lower TACNAV orders.

Financial Highlights (in millions, except per share data)

	Three Months Ended
	March 31,
	2022	2021
GAAP Results
Revenue	$41.1	$42.3
Net loss	$(4.7)	$(4.0)
Net loss per share	$(0.25)	$(0.22)

Non-GAAP Results
Net loss	$(1.0)	$(0.9)
Net loss per share	$(0.05)	$(0.05)
Adjusted EBITDA	$1.9	$1.1
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $41.1 million for the first quarter of 2022, a decrease of 3% compared to $42.3 million in the first quarter of 2021.
Product revenues for the first quarter of 2022 were $14.4 million, a decrease of 22% compared to the prior year quarter due to a $3.7 million decrease in inertial navigation product sales and a $0.3 million decrease in mobile connectivity product sales. Inertial navigation product sales decreased primarily as a result of a $4.5 million decrease in TACNAV product sales, partially offset by a $0.8 million increase in FOG and OEM product sales. The decrease in mobile connectivity product sales was primarily due to a $0.7 million decrease in TracVision and land mobile product sales, partially offset by a $0.3 million increase in mini-VSAT Broadband products and accessories sales.

Service revenues for the first quarter of 2022 were $26.7 million, an increase of $2.9 million compared to the prior year quarter due to a $3.0 million increase in mobile connectivity service sales, partially offset by a $0.1 million decrease in inertial navigation service sales. The increase in mobile connectivity service sales was primarily due to a $2.7 million increase in our mini-VSAT Broadband service sales and a $0.2 million increase in our content service sales. Inertial navigation service sales decreased primarily due to lower contract engineering service revenue.

Our operating expenses increased $0.8 million to $20.1 million for the first quarter of 2022 compared to $19.3 million for the first quarter of 2021. This increase resulted primarily from a $1.2 million increase in salaries, benefits and taxes, which was driven by a one-time cost of $1.3 million related to the reduction in our workforce in March 2022 and $0.5 million of expenses related to the separation and retirement of our CEO in March 2022. Partially offsetting this increase was a $0.5 million decrease in non-recurring legal and advisory fees.

Other Recent Announcements

•KVH Industries Announces Leadership Transition.

•KVH AgilePlans Marks Fifth Anniversary Delivering Groundbreaking Maritime Connectivity as a Service.

•Newport Bermuda Race Official Connectivity Sponsor KVH Applauds Fleet Size, Sees Trend for VSAT Systems on Sailboats.

Please review the corresponding press releases for more details regarding these developments.

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information, which may include constant-currency revenue, non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. Constant-currency revenue is calculated on the basis of local currency results, using foreign currency exchange rates applicable to the earlier comparative period, and management believes that presenting information on a constant-currency basis helps management and investors to isolate the impact of changes in those rates from other factors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, include the following:

•Non-GAAP net income (loss) and diluted EPS exclude, as applicable, amortization of intangibles, stock-based compensation expense, employee termination and other non-recurring costs, CEO separation costs, transaction-related and other variable legal and advisory fees, foreign exchange transaction gains and losses, the tax effect of the foregoing and certain discrete tax charges, including changes in our valuation allowance and other tax adjustments.

•Non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, income taxes, interest income, net, depreciation, amortization, stock-based compensation expense, employee termination and other non-recurring costs, CEO separation costs, transaction-related and other variable legal and advisory fees, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity and inertial navigation systems, with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and product orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: the uncertain outcome of our restructuring plan and related reduction in force, including the loss of valuable employees; uncertainties created by our leadership transition, including challenges and potential additional expenses in retaining our continuing employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of rising inflation, particularly with respect to fuel costs; the uncertain impact of the war in Ukraine; the adverse impact of the COVID-19 pandemic, as well as governmental, business and other responses thereto and any resulting economic slowdown, on our revenues, results of operations and financial condition, which could continue to be material (particularly for our media and other travel-related businesses); unanticipated changes or disruptions in our markets; increased competition, including as a result of industry consolidation and from companies offering networks with greater communication security options; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history and expectation of continuing losses; continued fluctuations in quarterly results; higher costs arising from the HTS network; the loss of revenue from customers that did not transition to our HTS network, which will continue to adversely impact our revenue growth rate; the uncertain impact of federal budget deficits, Congressional deadlock and the mid-term elections; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our photonic chip and other product and service development, cost engineering and manufacturing efforts; ongoing delays in anticipated orders for our products and services, including significant orders for TACNAV products, or the potential failure of such orders to occur; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2022. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracVision, TracPhone, TACNAV, mini-VSAT Broadband, and AgilePlans. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2022	2021
Sales:
Product	$14,370	$18,432
Service	26,724	23,860
Net sales	41,094	42,292
Costs and expenses:
Costs of product sales	10,729	11,220
Costs of service sales	14,992	15,423
Research and development	4,649	4,567
Sales, marketing and support	8,357	7,546
General and administrative	7,075	7,143
Total costs and expenses	45,802	45,899
Loss from operations	(4,708)	(3,607)
Interest income	208	233
Interest expense	1	18
Other income (expense), net	138	(789)
Loss before income tax expense (benefit)	(4,363)	(4,181)
Income tax expense (benefit)	329	(153)
Net loss	$(4,692)	$(4,028)

Net loss per common share
Basic	$(0.25)	$(0.22)
Diluted	$(0.25)	$(0.22)

Weighted average number of common shares outstanding:
Basic	18,449	17,938
Diluted	18,449	17,938

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash, cash equivalents and marketable securities	$16,685	$24,523
Accounts receivable, net	34,286	33,648
Inventories, net	25,665	24,640
Other current assets and contract assets	5,515	5,019
Total current assets	82,151	87,830
Property and equipment, net	60,601	60,114
Goodwill	6,509	6,570
Intangible assets, net	1,083	1,287
Right of use assets	2,441	3,055
Other non-current assets and contract assets	9,246	9,882
Non-current deferred income taxes	56	56
Total assets	$162,087	$168,794
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$25,291	$27,981
Contract liabilities	4,596	3,989
Current operating lease liability	1,571	1,912
Total current liabilities	31,458	33,882
Other long-term liabilities	8	30
Long-term operating lease liability	941	1,224
Long-term contract liabilities	4,435	4,466
Non-current deferred tax liability	210	215
Stockholders’ equity	125,035	128,977
Total liabilities and stockholders’ equity	$162,087	$168,794

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS
TO NON-GAAP NET LOSS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2022	2021
Net loss - GAAP	$(4,692)	$(4,028)
Amortization of intangibles	194	276
Stock-based compensation expense	881	932
Employee termination and other non-recurring costs	1,392	—
CEO separation costs	539	—
Transaction-related and other variable legal and advisory fees	327	865
Foreign exchange transaction (gain) loss	(275)	357
Tax effect on the foregoing	(690)	(524)
Change in valuation allowance and other tax adjustments (a)	1,365	1,189
Net loss - Non-GAAP	$(959)	$(933)

Net loss per common share - Non-GAAP
Basic	$(0.05)	$(0.05)
Diluted	$(0.05)	$(0.05)

Weighted average number of common shares outstanding
Basic	18,449	17,938
Diluted	18,449	17,938

(a)Represents a change in the valuation allowance on current year United States net operating losses, research and development tax credits and uncertain tax position adjustments.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended March 31,
	2022	2021
GAAP net loss	$(4,692)	$(4,028)
Income tax expense (benefit)	329	(153)
Interest income, net	(207)	(215)
Depreciation and amortization	3,567	3,350
Non-GAAP EBITDA	(1,003)	(1,046)
Stock-based compensation expense	881	932
Employee termination and other non-recurring costs	1,392	—
CEO separation costs	539	—
Transaction-related and other variable legal and advisory fees	327	865
Foreign exchange transaction (gain) loss	(275)	357
Non-GAAP adjusted EBITDA	$1,861	$1,108